UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

FNL Stock Purchase Agreement

On April 14, 2023, David L. Beatty (the “Purchaser”), Ideanomics, Inc. (the “Seller”) and FNL Technologies, Inc. (“FNL”) entered into a Stock Purchase Agreement (the “SPA”) in which the Purchaser purchased from the Company 664,578 shares of FNL common stock (representing all of the shares of FNL common stock held by the Company) for an aggregate purchase price of $1,000,000. FNL holds 100% of the shares of Grapevine Logic, Inc., which the Company sold to FNL in April of 2021. Simultaneously, the Company withdrew from the Shareholders’ Agreement relating to FNL shares originally among the Company, the Purchaser and certain other holders of FNL stock.

Amended and Restated YA II Option Agreement

On April 17, 2023, Ideanomics, Inc. (the “Company”) entered into an Second Amended and Restated Option Agreement (the “Second Amended Option Agreement”) with Timios Holdings Corp. (“Timios”), a Delaware corporation, Fiducia Real Estate Solutions, Inc. (“Fiducia”), a Delaware corporation, and YA II PN, LTD., a Cayman Islands exempt corporation (“Buyer”).

In accordance with the Second Amended Option Agreement, the Company and Timios have granted the Buyer, an option (the “Call Right”), exercisable after May 30, 2023, to purchase (a) from the Company an amount of shares of common stock of Timios representing one hundred percent (100%) of the then issued and outstanding common stock of Timios on a Fully-Diluted Basis (as defined therein) at the time the Call Right is effected, or (b) from Timios one hundred percent (100%) of the then issued and outstanding common stock of Fiducia on a Fully-Diluted Basis at the time the Call Right is effected (such shares of Timios or Fiducia, as applicable, the “Call Shares”). In the event the Buyer desires to buy the Call Shares pursuant to the Amended and Restated Option Agreement, the Buyer shall deliver to the Company a written, unconditional and irrevocable notice (the “Call Exercise Notice”) of the Buyer’s election to exercise the applicable Call Right for the Call Purchase Price. Additionally, the Company shall have the right to repay the Debenture (as defined below) in full at any time during period commencing on April 17, 2023, and ending on May 30, 2023 (the “Payback Period”), plus a redemption premium of 50%. However, if the Company chooses to repay the Debenture prior to the end of the Payback Period, the Buyer will no longer retain any Call Right and the Second Amended Option Agreement will terminate automatically as of the date of such payment.

Pursuant to the Second Amended Option Agreement, if the Buyer exercises the Call Right, the aggregate purchase price at which the Buyer (or its permitted assignee) shall purchase the applicable Call Shares (the “Call Purchase Price”) shall be $3,500,000, inclusive of any funds received by Timios to meet its regulatory capital requirements. The Buyer may at its sole and exclusive right pay all or part of the Call Purchase Price by offset or setoff (collectively, the “Setoff”) of any or all amounts due and owing to the Buyer by the Company, including, without limitation, any outstanding amounts due and owing under the Debenture or any other debentures issued to the Buyer under the Original SDPA (defined below), or under any existing or future instrument, agreement, note, advance, standby equity purchase agreement, pre-paid advance or otherwise.

Second Amendment to Secured Convertible Debenture Purchase Agreement

On April 17, 2023, the Company entered into the Second Amendment to the Secured Debenture Purchase Agreement, as previously amended (the “Second Amended SDPA”) with the Buyer, which amended the original Secured Debenture Agreement (the “Original SDPA”), and simultaneously consummated the sale to the Investor of a new Secured Convertible Debenture (the “Debenture”) in a private placement pursuant to the SDPA. Upon the terms and subject to the conditions contained in the Amended SDPA and Debenture, the Company promises to pay to YA II PN, LTD. (“Holder”) $750,000 on September 30, 2023, (a) subject to earlier redemption at the Company’s option (upon payment of a redemption premium of 10% of the principal amount being redeemed or paid, plus, during the Payback Period, 50% of the principal amount being redeemed or paid (unless the Buyer, in its sole and absolute discretion, elects to exercise a Call Right (as defined in the Second Amended Option Agreement) in connection with the applicable redemption or payment, and (b) subject to acceleration at the holder’s option upon an event of default described in the Indenture. The Company will also pay interest on outstanding principal of the Debenture at an interest rate of eight percent (8%), provided that such interest rate shall be increased to 18% upon an event of default.

The foregoing are only a summaries of the material terms of the SPA, the Second Amended Option Agreement, the Second Amended SDPA and the Debenture, and do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and such summaries are qualified in their entirety by reference to such agreements, which are filed as exhibits to this Current Report on Form 8-K.

2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above regarding the sale by the Company of its shares of FNL is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2023, the Company received the resignation of the Company’s Chief Financial Officer, Stephen Johnston, effective as of that date. Mr. Johnston is resigning for personal reasons.

On April 18, 2023, the board of directors appointed Andrea Hayward as an independent director of the Company and as a member of the Audit Committee and Compensation Committee of the board, to be effective as of May 15, 2023. Ms. Hayward worked for over 31 years at United Parcel Service, where she has delivered specialized supply chain and logistics services on a global scale. Most recently, she served as Vice President of U.S. Network and Vice President of Transportation Technology, where she led over 8,000 employees with a business unit P&L of $1.5B. Ms. Hayward begins her service as an independent director of the Company on May 15, 2023. She has served as a director of Rehrig Pacific Company and Atlanta CASA.

On April 20, 2023, the board of directors appointed Scott Morrison as Chief Financial Officer of the Company. Mr. Morrison brings extensive years of advancing responsibilities across multiple business units of major companies. He has served as Chief Financial Officer of Wave, LLC, since 2021 and served as Chief Executive Officer EVŌQ Nano, Inc. (formerly Attostat) from 2017 to 2021, as Chief Financial Officer of EVŌQ from 2014 to 2016, as Vice President of Finance of Honeywell Aerospace, Bendix King Division, in 2014, as Director of Finance of Oldcastle Materials from 2012 to 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement dated April 14, 2023

10.2	Second Amended and Restated Option Agreement dated April 17, 2023

10.3	Second Amended and Restated Secured Debenture Purchase Agreement dated October 25, 2022, as amended most recently as of April 17, 2023

10.4	Secured Debenture dated April 17, 2023

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: April 20, 2023	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer